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                                                                  Exhibit 21.1

                     UNITED ASSET MANAGEMENT CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT

                                                Jurisdiction of   Financial
Affiliated Firm                                 Organization      Statements
---------------                                 ---------------   ----------
Acadian Asset Management, Inc.                  Massachusetts     Consolidated
Alpha Global Fixed Income Managers              Delaware          Consolidated
Analytic Investment Management, Inc.            California        Consolidated
Barrow, Hanley, Mewhinney & Strauss, Inc.       Nevada            Consolidated
Cambiar Investors, Inc.                         Colorado          Consolidated
The Campbell Group, Inc.                        Delaware          Consolidated
Chicago Asset Management Company                Delaware          Consolidated
Cooke & Bieler, Inc.                            Pennsylvania      Consolidated
Dewey Square Investors Corporation              Delaware          Consolidated
Dwight Asset Management Company                 Delaware          Consolidated
Fiduciary Management Associates, Inc.           Delaware          Consolidated
First Pacific Advisors, Inc.                    Massachusetts     Consolidated
GSB Investment Management, Inc.                 Delaware          Consolidated
Hagler, Mastrovita & Hewitt, Inc.               Delaware          Consolidated
Hamilton, Allen & Associates, Inc.              Delaware          Consolidated
Hanson Investment Management Company            California        Consolidated
Heitman Financial Ltd.                          Delaware          Consolidated
  Heitman Properties Ltd.(1)                    Illinois          Consolidated
  Heitman/JMB Advisory Corporation              Illinois          Consoldiated
Hellman, Jordan Management Company, Inc.        Delaware          Consolidated
HT Investors, Inc.                              Delaware          Consolidated
Investment Counselors of Maryland, Inc.         Maryland          Consolidated
Investment Research Company                     Illinois          Consolidated
Tom Johnson Investment Management, Inc.         Massachusetts     Consolidated
Ki Pacific Asset Management, Inc.               Delaware          Consolidated
L&B Realty Advisors, Inc. (The L&B Group)       Delaware          Consolidated
  L&B Institutional Property Managers, Inc.(2)  Delaware          Consolidated
  L&B Real Estate Counsel                       Texas             Consoldiated
C.S. McKee & Company, Inc.                      Pennsylvania      Consolidated
Murray Johnstone Limited                        Scotland          Consolidated
Nelson, Benson & Zellmer, Inc.                  Colorado          Consolidated
Newbold's Asset Management, Inc.                Pennsylvania      Consolidated
Northern Capital Management, Inc.               Wisconsin         Consolidated
NWQ Investment Management Company               Massachusetts     Consolidated
Olympic Capital Management, Inc.                Washington        Consolidated
Pell, Rudman & Co., Inc.                        Delaware          Consolidated
Regis Retirement Plan Services, Inc.            Massachusetts     Consolidated
Rice, Hall, James & Associates                  California        Consolidated
Rothschild/Pell, Rudman & Co., Inc.             Maryland          Consolidated
Sirach Capital Management, Inc.                 Washington        Consolidated
Spectrum Asset Management, Inc.                 Connecticut       Consolidated
Sterling Capital Management Company             North Carolina    Consolidated
Suffolk Capital Management                      Delaware          Consolidated
Thompson, Siegel & Walmsley, Inc.               Virginia          Consolidated
United Asset Management (Japan), Inc.           Delaware          Consolidated

All of the Registrant's subsidiaries do business under the respective names indicated above and are wholly-owned.

 (1) Heitman Properties, Ltd. has 42 wholly-owned property management subsidiaries operating in the U.S.
 (2) L&B Institutional Property Managers, Inc. has 5 wholly-owned property management subsidiaries operating in the U.S.